SECURITY  AGREEMENT,  dated as of April 30, 1996,  made by VPT
Real Estate Corp. I, VPT Real Estate Corp. II, VPT Real Estate Corp. III, VPT Real Estate Corp. IV and VPT Real Estate Corp. V, each having its chief executive office at 120 Albany Street, New Brunswick, New Jersey 08901 (collectively, "Issuers"), in favor of LaSalle National Bank, as Trustee (in such capacity, "Trustee") for the noteholders ("Noteholders", and together with Trustee, "Secured Creditors") under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to and subject to the terms and conditions of that certain Indenture, dated as of April 30, 1996, among Issuers and Trustee (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "Indenture"), Issuers have issued their Floating Rate Senior Secured Notes due May 1, 1999 (the "Notes") (except as otherwise defined herein, all other capitalized terms used in these recitals having the respective meanings referred to in Section 1 hereof); and

                  WHEREAS, pursuant to the Note Purchase Agreement, dated as of March 28, 1996, between BlackRock Capital Finance L.P. and Value Property Trust, the execution and delivery of this Security Agreement by the Issuers is a condition precedent to the issuance of the Notes;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1.  DEFINED  TERMS.   Unless  otherwise  defined  herein,  all
capitalized terms used herein have the respective meanings set forth or referred to in the Indenture and the following terms shall have the following meanings:

                  "Debt Service Reserve Account" means that trust account (account no. 67-7515-405) maintained at Trustee in the name of Trustee, which shall be funded on the Issue Date by the Issuers in an amount equal to the Debt Service Reserve Account Required Level for the Issue Date, under the sole dominion and control of Trustee.

                  "Trapped Funds Account" means that trust account (account no. 67-7515-413) maintained at Trustee in the name of Trustee, under the sole dominion and control of Trustee (subject to the provisions of Section 3.08(vi) of the Indenture).

                  2. GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, performance and observance of all of the Obligations under the Indenture and the Notes, and to induce Trustee to enter into the Indenture, Issuers hereby grant to Trustee, for the ratable benefit of Secured Creditors, a security interest in all of Issuers' right, title and interest in, to and under the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of any Issuer (including, without limitation, under any trade names, styles or divisions thereof), and whether owned, leased or consigned by or to any Issuer, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

                           (i) the Debt  Service  Reserve  Account,  the Trapped
Funds Account, all amounts on deposit therein and all investments made with the funds therein; and

                           (ii)  to  the  extent  not  otherwise  included,  all
Proceeds (as such term is defined in the UCC) of any of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, any of the foregoing, in each case to the extent still on deposit in the Debt Service Reserve Account or the Trapped Funds Account.

                  Notwithstanding anything to the contrary contained above, it is understood and agreed that the Debt Service Reserve Account, and the Trapped Funds Account (the "Accounts") are maintained at the Trustee, in its name and under its sole dominion and control (subject to the provisions of Section 3.08(vi) of the Indenture). Accordingly, the Issuers cannot and do not grant security interests in the Accounts or any items contained therein. Instead, the Issuers grant a security interest to the Trustee, up until the time the Release Conditions have been satisfied with respect to specified amounts in the Accounts, in their residual right to receive such amounts from the Accounts upon the satisfaction of the Release Conditions. Once the Release Conditions have been satisfied with respect to any funds in the Accounts or such funds otherwise become the property of the Issuers, the security interest with regard to such funds or the Issuers' residual interest therein is then terminated.

                  3.   REPRESENTATIONS   AND  WARRANTIES.   Each  Issuer  hereby
represents and warrants that:

                  (a) The Issuers are the sole owners of the Collateral in which they purport to grant a security interest hereunder, having good title thereto free and clear of any and all Liens except (i) the security interest granted to Trustee under this Security Agreement and (ii) Liens permitted pursuant to
Section 4.11 of the Indenture. The Issuers will warrant and defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest thereon.

                  (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except
(i) such as have been filed in favor of Trustee pursuant to this Security Agreement or (ii) such as relate to Liens permitted pursuant to Section 4.11 of the Indenture.

                  (c) Each Issuer's chief executive office and principal place of business are located at 120 Albany Street, New Brunswick, New Jersey 08901.

                  4. COVENANTS. Each Issuer covenants and agrees with Secured Creditors that from and after the date of this Security Agreement and until the Termination Date:

                  (a) Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Trustee and at the sole expense of Issuers, Issuers shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Trustee may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC with respect to the liens and security interests granted hereunder, and (ii) transferring Collateral to Trustee's possession (if such Collateral consists of documents or instruments (as such terms are defined in the UCC) or if a security interest in such Collateral can be perfected only by possession). If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any instrument and Trustee and/or the Required Holders request that such instrument be pledged and delivered by Issuers to Trustee, such instrument shall be pledged and delivered to Trustee as collateral security for the Obligations.

                  (b) Continuous Perfection. None of the Issuers shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC or any other then applicable provision of the UCC unless such Issuer shall have given Trustee at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Trustee to amend such financing statement or continuation statement so that it is not seriously misleading.

                  5. REMEDIES; RIGHTS UPON DEFAULT. (a) If any Event of Default shall occur and be continuing, Trustee may exercise in addition to all other rights and remedies granted to it under this Agreement, the Indenture, the other Collateral Documents and under any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Issuers expressly agree that in any such event Trustee without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Issuers or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Trustee and any Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for its benefit the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Issuer hereby releases. Such sales may be adjourned or continued from time to time with or without notice.

                  Trustee shall have no obligation to Issuers to maintain or preserve the rights of Issuers as against third parties with respect to the Collateral while the Collateral is in the possession of Trustee. Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Trustee's remedies with respect to such appointment without prior notice or hearing. Trustee shall apply the Asset Sale Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 5(c) hereof, Issuers remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such Asset Sale Proceeds and after the payment by Trustee of any other amount required by any provision of law, including section 9-504(1)(c) of the UCC (but only after Trustee has received what Trustee considers reasonable proof of a subordinate party's security interest), need Trustee account for the surplus, if any, to Issuers. To the maximum extent permitted by applicable law, Issuers waive all claims, damages, and demands against Trustee or any Secured Creditor arising out of the repossession, retention or sale of the Collateral except such which may arise solely as the result of the gross negligence or willful misconduct of such party as determined by a final nonappealable judgment of a court of competent jurisdiction. Issuers agree that five (5) days' prior notice by Trustee of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Issuers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Creditors are entitled, Issuers also being liable for any attorneys' fees incurred by Trustee to collect such deficiency.

                  (b) Issuers hereby waive presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (c) In the absence of a specific determination by all of the Secured Creditors with respect thereto, the proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Trustee upon receipt, in the following order of priorities:

                  First, to the Trustee and its agents and attorneys for amounts due under Section 6.06 of the Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second, to Holders of Notes for amounts due and unpaid on the Notes for interest and, to the extent all due and unpaid interest has been paid, principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and principal, respectively;

                  Third,   without   duplication,   to  Holders  for  any  other
Obligations owing to the Holders under the Indenture, the Notes and the Collateral Documents; and

                  Fourth, to the Issuers or their successors or assigns or as a court of competent jurisdiction may direct.

                  6. LIMITATION ON TRUSTEE'S DUTY IN RESPECT OF COLLATERAL. Trustee shall use reasonable care with respect to the Collateral in its possession or under its control. Trustee shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Issuers, Trustee shall account for any monies received by Trustee in respect of any foreclosure on or disposition of the Collateral.

                  7. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Issuer for liquidation or reorganization, should any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Issuer's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  8. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communica tion shall or may be given to or served upon any of the parties by any other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner as provided for in Section 9.01 of the Indenture.

                  9. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any juris diction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Security Agreement is to be read, construed and applied together with the Indenture and the other Collateral Documents, which, taken together, sets forth the complete understanding and agreement of the Secured Creditors and Issuers with respect to the matters referred to herein and therein.

                  10. NO WAIVER; CUMULATIVE REMEDIES. Trustee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Trustee and then only to the extent therein set forth. A waiver by Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Trustee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Trustee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Trustee and Issuers and, to the extent required by the Indenture, the Required Holders.

                  11. LIMITATION BY LAW. All rights remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

                  12. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 7 hereof, this Security Agreement shall terminate upon the Termination Date.

                  13. SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Issuers hereunder shall be binding upon the successors and assigns of Issuers, including any debtor in possession acting on behalf of any Issuer, and shall, together with the rights and remedies of Trustee hereunder, inure to the benefit of Trustee, Secured Creditors, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Trustee hereunder. Issuers may not assign, sell or otherwise transfer an interest in this Security Agreement.

                  14. GOVERNING LAW. This Security Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws.

                  IN WITNESS  WHEREOF,  each  Issuer has  caused  this  Security
Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


                             VPT REAL ESTATE CORP. I
                             VPT REAL ESTATE CORP. II
                             VPT REAL ESTATE CORP. III
                             VPT REAL ESTATE CORP. IV
                             VPT REAL ESTATE CORP. V



                                      By:
                                      Name:
                                      Title: Vice President of
                                             each of the foregoing
                                             entities


Acknowledged and accepted as of April 30, 1996:

LASALLE NATIONAL BANK,
as Trustee



By:
   Name:
   Title: